UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 5, 2011

Rhino Resource Partners LP

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-34892 (Commission File Number)	27-2377517 (IRS Employer Identification No.)

424 Lewis Hargett Circle, Suite 250
Lexington, Kentucky 40503
(Address of principal executive office) (Zip Code)

(859) 389-6500
(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On July 21, 2010, the Dodd-Frank Wall Street and Consumer Protection Act (the “Dodd-Frank Act”) was enacted into federal law. Section 1503(b)(1) of the Dodd-Frank Act requires a reporting company operating coal mines or with subsidiaries that operate coal mines to file a Current Report on Form 8-K upon receipt of written notice from the Mine Safety and Health Administration (“MSHA”) of an imminent danger order under Section 107(a) of the Federal Mine Safety and Health Act of 1977 (“Mine Act”).

On October 5, 2011 at 9:20 am local time, Rhino Eastern LLC, a joint venture in which Rhino Resource Partners LP owns a 51% membership interest and serves as manager, received an imminent danger order under Section 107(a) of the Mine Act with respect to a mining machine operator who was observed changing cutter bits on a continuous miner while the cutter head was lifted in the air and the power had not been removed from the machine.

Rhino Eastern LLC ensures that all employees, who work with continuous miners are given safety training on remote control miners and when to remove power from the machines.  After receiving the citation, all operators of continuous miners were reminded of the proper safety procedures when working with a continuous miner machine.  The conditions in the citation were immediately abated by Rhino Eastern LLC, and the imminent danger order was terminated on October 5, 2011 at 2:40 pm local time. No employees were injured as a result of the cited violation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RHINO RESOURCE PARTNERS LP

	By:	Rhino GP LLC, Its General Partner

Dated: October 12, 2011	By:	/s/ Joseph R. Miller
	Name:	Joseph R. Miller
	Title:	Vice President, Secretary and General Counsel